AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT
                      AND DECLARATION OF TRUST OF IVY FUND

         We, the undersigned, being at least a majority of the Trustees of Ivy Fund (the "Trust"), a voluntary association created under an Agreement and Declaration of Trust, dated December 21, 1983, as amended and restated December 10, 1992, a copy of which document is on file in the office of the Secretary of The Commonwealth of Massachusetts, do hereby amend said Amended and Restated Agreement and Declaration of Trust as follows for the purpose of correcting a defective provision contained therein:

         Paragraph (c)(3) of "The Redesignation of Shares of Beneficial Interest and Establishment and Designation of Additional Class of Shares of Beneficial Interest, No Par Value Per Share," relating to Classes A and C of the Ivy Growth with Income Fund series of the Trust, a copy of which instrument was filed with the Secretary of The Commonwealth of Massachusetts on June 28, 1993, is hereby amended to read in its entirety as follows:

         (3) The conversion of Class C Shares into Class A Shares may be suspended if (a) a ruling of the Internal Revenue Service (the "IRS") to the effect that the conversion of Class C Shares does not constitute a taxable event under Federal income tax law is revoked or (b) an opinion of counsel on such tax matter is withdrawn or (c) the Board of Trustees determines that continuing such conversions would have material, adverse tax consequences for Ivy Growth with Income Fund or its shareholders.

         The  undersigned  hereby  determine that the foregoing  amendment shall
become   effective  upon  filing  with  the  office  of  the  Secretary  of  The
Commonwealth of Massachusetts.




/S/ JOHN S. ANDEREGG, JR                    /S/ GLENN A. MILLER_________________
John S. Anderegg, Jr., as Trustee           Glenn A. Miller, as Trustee


/S/ PAUL H. BROYHILL____________________    /S/ MICHAEL R. PEERS________________
Paul H. Broyhill, as Trustee                Michael R. Peers, as Trustee


/S/ STANLEY CHANNICK____________________    /S/ JOSEPH G. ROSENTHAL_____________
Stanley Channick, as Trustee                Joseph G. Rosenthal, as Trustee


/S/ FRANK W. DEFRIECE, JR._______________   /S/ RICHARD N. SILVERMAN____________
Frank W. DeFriece, Jr., as Trustee          Richard N. Silverman, as Trustee


/S/ MICHAEL G. LANDRY__________________     /S/ JAMES B. SWAN___________________
Michael G. Landry, as Trustee               James B. Swan, as Trustee